Exhibit 99.1

QXO Investor Q&A

July 9, 2026

Overview	1
Market Opportunity and Strategic Position	2
TopBuild Strategic Rationale	4
Operational Blueprint and 2030 Growth Bridges	5
Cross-selling Strategy	7
Private Label and Customer Experience	8
Technology as a Driver of Value Creation	9
Capital Structure, Allocation Strategy, and M&A	10

Overview

1.	Q: What is QXO’s value creation plan?

A: Our value creation plan is straightforward: leverage the attractive long-term fundamentals of the building products sector, capitalize on the scale we're building through acquisitions, and execute a comprehensive transformation that drives superior customer outcomes and financial performance.

We operate in the large, fragmented building products market, which is supported by durable long-term demand drivers, including repair and remodel activity, housing shortages, aging housing stock, data center construction, and the need to make building and repairing homes and commercial properties more affordable. This is a sector that is ideally suited to our transformation playbook. It remains under-digitized and often under-managed in areas such as pricing, procurement, inventory visibility, warehouse management, transportation, invoicing, and customer service, creating a significant opportunity for operational improvement through superior execution.

Over the last year, we've crossed the threshold from concept story to a scaled platform. Through the completed acquisitions of Beacon, Kodiak, and, most recently, TopBuild, we now have approximately $18 billion in combined company revenue and nearly $2 billion in combined company Adjusted EBITDA, based on 2025 actual results adjusted to reflect full-year ownership of Beacon, Kodiak, and TopBuild. Our expanded platform includes approximately 28,000 employees and 1,150 locations across all 50 U.S. states and seven Canadian provinces. That scale gives us the foundation to execute our strategy and creates meaningful advantages as we transform the business.

Our technology, transformation, and scale are optimally matched with this market opportunity. We’re implementing a wide-ranging digital transformation that is designed to improve every aspect of the customer experience while strengthening the way we operate. Our investments in a world-class technology stack, integration across the business, and digital capabilities will make it easier for customers to do business with us while enabling us to capture value from our largest financial levers—pricing, procurement, and sales. Armed with our scale and deep expertise, we see a compelling opportunity to improve our business through superior execution.

As these initiatives take hold, we expect the benefits to be reflected in our financial performance. We don't need a strong macro backdrop for the model to work. When the market improves, that will provide additional upside; if today's weak building environment continues, we can still create immense value through company-specific levers that are well within our control. We will continue to allocate capital with discipline, generate substantial free cash flow, outpace market growth organically, expand margins, and execute accretive acquisitions.

While business transformation and significantly improved financial results play out over years, not months, we're highly confident in our ability to realize our objectives. Our strategy will allow us to outpace the market, and we see a clear line of sight to more than doubling EBITDA by 2030 and achieving $50 billion in revenue within a decade. Ultimately, the success of our value creation plan will be evident in stronger growth, expanding margins, increasing cash flow, and superior long-term financial results.

Market Opportunity and Strategic Position

2.	Q: Why did you choose building products distribution?

A: We chose building products distribution because it fits our playbook perfectly and offers the right combination of size, growth, and acquisition opportunity. It’s a very large market, and we believe long-term demand is supported by repair and remodel activity, the structural housing deficit, population growth, aging housing stock, and data center construction. It’s cyclical, but we’re buying and building in an industry where demand should be meaningfully higher over time.

We also like the structure of the industry. There are attractive assets to buy, and the acquisition landscape is less crowded than it is in many other industries we’ve operated in. Most importantly, this is a sector where better execution matters. As we improve pricing, procurement, availability, service, technology, and inventory management at scale, we can unlock considerable value independent of market growth.

3.	Q: What does scale accomplish in this industry?

A: The paramount benefit is talent. High-performing professionals generally want to work for growing, ambitious businesses with opportunity and resources. The management bench has deep experience in AI, technology, finance, supply chain, M&A, and operations, which matters when the task is not only buying assets but integrating them into one operating system.

The largest financial benefit from scale is procurement. As we become more important to major suppliers, we gain a better seat at the table, more influence in negotiations, and a stronger ability to grow together. This is not a zero-sum exercise, as we can also deliver important benefits to our vendors including improved demand visibility.

Scale also allows us to invest in technology and infrastructure that smaller competitors often can’t justify economically. It creates density, which can produce real operating advantages in transportation, inventory sharing, regional service, and branch productivity. Most importantly, it should translate into a better customer experience. In this industry, customers care about availability, speed, on-time and in-full delivery, invoice accuracy, and professionalism. Scale, if managed correctly, will improve all of those.

4.	Q: How should investors think about the platform you have assembled today?

A: The platform we have today is both strategically coherent and still early in its development. Beacon gave us scale in roofing and waterproofing. Kodiak expanded our reach into lumber, general contractor channels, doors and windows, gypsum, and value-added components. TopBuild added a leading insulation platform and expanded job-site access through installation. We now have a much broader presence across the building envelope in North America:

•	#1 in insulation
•	#2 in roofing
•	#1 in waterproofing
•	#1 or #2 in the lumber and building materials sector in the key geographies we serve

The strategy is to go narrow and deep, not broad and shallow. We expect to expand thoughtfully into a few more categories over time, not dozens. We want to build density, customer relevance, and operating excellence in product areas where scale, service, and cross-sell can create a material advantage.

TopBuild Strategic Rationale

5.	Q: Why was TopBuild the right next step for QXO?

A: TopBuild was the right next step because it added a high-quality business that changes both the scale and the nature of our platform. Beacon and Kodiak gave us substantial midstream distribution capability. TopBuild brought us much closer to the customer and the job site. TopBuild visits about 22,000 job sites per day. This gives direct visibility into what is happening on projects in real time, which products are needed, what stage the job is in, and where there may be an opportunity to cross-sell, improve planning, or serve the customer more completely.

We also liked the quality of the business itself. TopBuild has an already best-in-class margin profile and proven operating model rather than requiring the same degree of turnaround at Beacon and Kodiak. The value creation opportunity is less about cost cutting and more about combining a very good business with our broader platform, technology roadmap, procurement scale, pricing discipline, and cross-sell opportunity. Moreover, the availability, know-how, and tenure of TopBuild’s installation labor force is a significant strategic advantage.

6.	Q: What do you mean when you say you want to be closer to the job site?

A: The job site is where customer needs become visible. TopBuild expands our daily presence across a very large number of projects, giving us better information than a traditional distributor typically has. We can see project progress, identify missing products, improve timing, and create more opportunities to supply adjacent categories as needs arise.

We also believe job-site access improves decision-making across our business. It strengthens procurement, demand forecasting, inventory placement, and sales execution by providing better visibility into customer needs. Over time, it can also support private label growth and deeper customer relationships.

Strategically, that's one of the reasons TopBuild is so important to QXO. It extends us from being a materials distributor to becoming a much more embedded partner in how projects get built.

7.	Q: How will you integrate Beacon, Kodiak, and TopBuild without disrupting performance?

A: Our approach is to standardize the right things while preserving the best of each business. We will standardize systems, data, governance, salesforce effectiveness, pricing architecture, procurement, finance, HR, talent acquisition, training, and the broader operating cadence. At the same time, we will build on existing strengths, including local customer relationships, installer scheduling capabilities, field execution, and every aspect of these businesses that already works well for customers.

In our first year with Beacon, we redesigned the organization, reduced layers, upgraded talent, shifted resources toward field and customer-facing roles, and began putting in the operating tools the business was missing. The same principle applies across the broader platform. We’re building a single, more capable operating system around customer-facing businesses that still need local execution and speed.

Operational Blueprint and 2030 Growth Bridges

8.	Q: What proof points should investors watch to judge whether execution is working?

A: The most important near-term proof points are the ones that should become visible in the operating and financial results. We believe investors should watch sequential improvement in Beacon volumes, pricing, procurement, gross margin, and EBITDA progression. Investors should monitor our gross margin expansion as a key indicator that our pricing actions and vendor negotiations are taking hold.

We will keep improving product availability, invoice accuracy, on-time and in-full delivery, and the broader technology rollout across ERP, WMS, CRM, point-of-sale, pricing tools, and e-commerce. On the balance sheet side, we think investors should watch free cash flow and deleveraging. The next phase of the story is not asset assembly; it’s demonstrating that the micro levers are real and that they’re beginning to show up in both operating metrics and financial results.

9.	Q: How should investors think about the path to more than doubling your nearly $2 billion of combined company Adjusted EBITDA by 2030?

A: We see a clear path to grow organically from almost $2 billion of combined company Adjusted EBITDA in 2025 to about $4 billion by 2030. The organic bridge is driven primarily by self-help: pricing, procurement, salesforce effectiveness, inventory, private label, cross-sell, technology, network optimization, and organizational improvement. It’s not built on a macro recovery.

At a high level, our current internal bridge assumes legacy Beacon moves from roughly $800 million of EBITDA to about $2 billion, Kodiak moves from about $210 million to about $400 million, and TopBuild moves from about $1.1 billion to about $1.6 billion, before the contribution of any future insulation tuck-in acquisitions. On top of that, we see a path to about $5.5 billion of EBITDA by 2030, representing a mid-teens EBITDA margin, when you include self-funded tuck-ins and moderate leverage.

10.	Q: How much of the story depends on a housing recovery versus self-help?

A: The macro obviously matters. Mortgage rates and new housing do matter. Storm activity matters in roofing. Data center construction and other large, complex projects requiring coordinated supply across multiple building-product categories matter. We’re not dismissing those variables. But the investment case doesn’t require us to predict interest rates, housing starts, or weather. Our model is built around controllable, company-specific levers.

TopBuild makes the combined company less cyclical than a pure distributor by diversifying QXO across products, services, and end markets. It also creates a more balanced portfolio, with roughly a 50/50 split between new construction and repair and remodel, and a roughly 60/40 split between residential and commercial.

That’s one of the reasons we like the setup here. We believe we’re operating at or near a low point in several end markets, while still owning businesses with strong cash flow and meaningful internal improvement opportunities. If the macro improves, that’s upside. If it remains sluggish, we can create value through better pricing, better purchasing, better inventory execution, better technology, better customer service, and a more effective sales and operating model.

11.	Q: Where do you see the biggest margin opportunities across the portfolio?

A: The margin opportunity is different depending on the product category. At legacy Beacon and Kodiak, we see larger operating and execution upside because both businesses had meaningful room for improvement in procurement, pricing discipline, technology, inventory, and organizational design. At legacy TopBuild, the margin opportunity is smaller in percentage terms because it starts from a stronger base, but we still see substantial upside from systems integration, pricing, procurement, and the broader combined platform.

For the company, the biggest levers are procurement rebate capture, pricing optimization, inventory management, private-label penetration, salesforce effectiveness (including cross-selling), technology enablement, transportation and logistics, sales compensation redesign, and service quality improvement. In Beacon specifically, we also see operating leverage as prior platform investments normalize and begin to carry a larger revenue base. In Kodiak, we see a concrete synergy opportunity, because 16 of Kodiak’s top 20 vendors are shared with Beacon, and those vendors represent about $5.3 billion of spend. We’re not relying on a quick silver bullet. This is a multi-lever model where many smaller and medium-sized improvements will add up over time.

12.	Q: What gives you confidence that you can more than double legacy Beacon’s EBITDA?

A: When we acquired Beacon, it had scale, customer relevance, and a strong market position. However, it was not operating with the pricing discipline, product availability, procurement leverage, systems infrastructure, private-label penetration, inventory accuracy, or branch-level cadence the platform needed. That makes the opportunity substantial, since it’s a broad reset of how the business buys, prices, stocks, sells, delivers, measures, and manages. Our confidence comes from the fact that the increase in EBITDA is spread across numerous operational levers — including upgrades to the salesforce and technology stack, procurement savings, dormant-account reactivation, private-label penetration, and better inventory availability — many of which are already being addressed through people, incentives, and systems that will become increasingly visible in the coming quarters.

Cross-selling Strategy

13.	Q: Why is cross-selling achievable for you when many others talk about it but don’t deliver it?

A: Cross-selling works when there’s genuine customer overlap and when the execution model is built to support it. It’s much harder to cross-sell broadly into a narrow specialty trade. It’s much easier with builders, general contractors, and customers who buy across multiple categories on the same project. Those customers want fewer suppliers, fewer errors, better coordination, and more complete orders.

We also believe cross-selling requires more than good intentions. It requires aligned incentives, CRM discipline, training, product knowledge, and the right handoff between specialists. It also requires inventory availability. If you don’t have the product, the customer experience will fail. That’s why we’re approaching cross-sell as an operating program, not as a slogan. We now have a much larger customer base, broader category coverage, and better tools to make attachment selling systematic rather than anecdotal.

14.	Q: Where is the opportunity for cross-selling greatest?

A: The biggest opportunities are with builders, general contractors, and on large, complex projects, like data centers, where customers buy across multiple categories. That’s where the most natural opportunities exist to sell a broader package of materials and services into the same project. We also see meaningful opportunity where roofing, insulation, waterproofing, siding, decking, doors and windows, and broader construction supplies cluster around the same job.

Private Label and Customer Experience

15.	Q: How important is private label to your upside case?

A: Private label is an important part of the margin and customer strategy, but we’re approaching it selectively. We’re most interested in categories where products are sufficiently commoditized, customers care about value and availability, and we can offer a compelling combination of quality, service, and price. Today, the most immediate opportunities are in roofing accessories, underlayment, waterproofing, and other complementary categories, though we see a broader runway over time.

Private label matters because it can improve gross margin, strengthen our negotiating position with suppliers, create more consistency of supply, and give the salesforce something economically attractive to push. But we’re not going to force it where the product is highly specified or where the customer behavior does not support it. The right answer is to expand where it improves both the economics and the customer proposition at the same time.

16.	Q: What does a better customer experience look like in practice?

A: In our view, the customer experience in this industry comes down to a few practical things. Do we have the product when the customer needs it? Can we quote quickly? Do we deliver on time and in full? Do we have the installation teams available when the job is ready? Do we help customers get jobs finished on time? Is the invoice accurate? Are our people competent, responsive, and easy to work with? If we consistently do those things better, we should earn more share of wallet and better economics over time.

That’s why we’re spending so much time on product availability, pricing tools, transportation, labor planning, installer scheduling, invoice accuracy, training, and the operating cadence around the customer. We’re trying to move the experience from fragmented and unreliable to professional and dependable. We’re not trying to win with a race to the bottom on price. We’re trying to earn the right to price appropriately by being easier to do business with and more valuable to the customer.

Technology as a Driver of Value Creation

17.	Q: Why is technology such a central part of QXO’s thesis?

A: We believe the building products sector remains significantly under-digitized. Most businesses in the industry still lack the kind of ERP, WMS, CRM, pricing tools, route optimization systems, inventory intelligence, and e-commerce capabilities that should be standard in modern distribution. That matters because those systems are not just back-office tools. They drive customer service, pricing quality, inventory turns, sales productivity, invoice accuracy, and management visibility. We expect accelerated organic growth in 2027 and beyond once the tech stack and basic integration work have matured.

For us, technology is the backbone of the operating model. It’s how we move from a collection of acquired businesses to a single, highly connected network. It’s how we improve visibility into what’s selling, where it’s selling, how people are performing, and how customers are buying. It’s also how we create better discipline around pricing, procurement, branch operations, and transportation. We see technology as a core source of differentiation, not a support function.

18.	Q: Where are you in the technology rollout today?

A: We’ve made meaningful progress, but there’s still a lot of opportunity ahead. Some key tools are already in place or well underway, including pricing tools, planning systems, CRM work, and broader foundational data and business intelligence efforts. On legacy Beacon, the main push has been toward a more complete operating stack that includes ERP, WMS, point-of-sale, and e-commerce, with the core Beacon rollout targeted first and the other platforms following behind it. The new point-of-sale platform will materially improve branch productivity and customer service by replacing a complex legacy AS/400 workflow with a fast, intuitive, mobile-enabled system that also supports embedded prompts for cross-sell and private-label attachment.

Our current roadmap has core legacy Beacon moving through the major stack rollout first, with the broader Beacon build substantially complete by the end of Q1 2027, and legacy Kodiak and TopBuild following after that by the end of Q3 2027. We’re moving quickly, but we’re also trying to do it the right way. The goal is to drive adoption and visibility and to fundamentally improve how the business runs.

19.	Q: How will technology change the way customers buy from you over time?

A: Over time, we believe a much larger share of this industry will move to true digital commerce. Today, what many companies call e-commerce is really just a digital intake channel that still hands off to manual processes. We think the customer experience can be much better than that. Just like in their traditional retail e-commerce transactions, customers should be able to see availability, place orders more easily, get fast confirmation, and have a smoother experience from quote through delivery-status notifications and invoicing.

We also believe better digital tools will help our customers save time, reduce friction, and buy more efficiently. For us, this is about becoming easier to buy from and more useful to the customer. Internally, the same data should help us improve pricing, demand forecasting, inventory placement, route planning, and sales productivity. Over time, that should drive both revenue quality and margin quality.

20.	Q: Will competitors be able to replicate your tech stack over time?

A: Yes — in principle — but implementation at scale requires a highly experienced management team with specific expertise: cleaning the data, standardizing processes, training thousands of people, changing daily branch behavior, aligning incentives, and making the tools part of the operating cadence rather than a parallel system. Technology only creates value if it changes outcomes — better pricing, higher availability, improved service, faster quoting, more accurate invoicing, better inventory placement, and clearer data visibility. Our competitive advantage will come from speed of deployment, quality of adoption, and the depth with which technology is embedded into the business.

Capital Structure, Allocation Strategy, and M&A

21.	Q: What’s your plan to de-lever the balance sheet?

A: This business generates strong cash flow, and our priorities from here are straightforward: grow EBITDA, apply substantial free cash flow to reduce net debt, and de-lever while we integrate the assets we’ve acquired. TopBuild’s asset-light installation model, lean working-capital needs, and pricing discipline have historically produced cash conversion that exceeds many distribution peers.

Over time, free cash flow will also fund tuck-in M&A.

We also have portfolio optionality if we decide that a non-core asset is worth more outside QXO than inside it. More broadly, our capital allocation priorities remain disciplined. We want to prove the operating model, preserve flexibility, and position ourselves to pursue future opportunities from a stronger balance-sheet position rather than trying to force the pace.

22.	Q: Is any near-term equity issuance planned?

A: We do not currently foresee any near-term equity issuance. Our focus right now is on integration, execution, free cash flow, and deleveraging, not on raising equity.

23.	Q: Are you in digestion mode after TopBuild? How are you thinking about future M&A?

A: Our near-term emphasis is on integration, optimization, and deleveraging. Our organizational focus is on pricing, procurement, technology, customer experience, and operating improvement. That does not mean we’ve stepped away from M&A permanently. It means the bar for new capital deployment is appropriately high.

In any case, we still expect tuck-ins to remain an important and highly accretive part of the model, particularly where they add density or expand our presence in core building-envelope categories.

About QXO

QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. QXO is North America’s largest distributor and installer of insulation; second-largest distributor of roofing products; second-largest publicly traded distributor of lumber and building materials; and largest distributor of waterproofing products. The company is targeting $50 billion in annual revenue within the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.

Non-GAAP Financial Measures

This communication includes references to financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include EBITDA, Adjusted EBITDA, combined company Adjusted EBITDA and combined company revenue. These non-GAAP financial measures are presented in addition to, and should not be considered superior to, or as a substitute for, financial statements prepared in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore QXO’s measures may not be comparable to similarly titled measures of other companies.

QXO defines EBITDA as net income (loss) excluding depreciation, amortization, interest expense (income), net, and provision for (benefit from) income taxes. QXO defines Adjusted EBITDA as EBITDA further adjusted to exclude stock-based compensation, loss on debt extinguishment, restructuring costs, transaction costs, transformation costs, and inventory fair value adjustments that are not considered representative of the Company’s underlying operations. QXO calculates combined company revenue and combined company Adjusted EBITDA by aggregating the revenue and Adjusted EBITDA of QXO, Kodiak and TopBuild, in each case adjusted to reflect the full-year contribution of acquisitions completed throughout 2025.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating QXO’s ongoing performance. QXO believes these non-GAAP financial measures facilitate analysis of the Company’s ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, QXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in the Company’s underlying business.

For a reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measure, see QXO’s Current Report on Form 8-K, filed with the SEC on July 9, 2026 and available at https://investors.qxo.com and http://www.sec.gov.

This communication also includes forward-looking non-GAAP financial measures, including projected EBITDA and Adjusted EBITDA for QXO and its acquired businesses through 2030. QXO has not provided a reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP measures because QXO is unable to predict with reasonable certainty items such as acquisition-related costs, restructuring costs, transformation costs, stock-based compensation, interest expense, depreciation and amortization, tax effects, and other items that may affect such measures without unreasonable effort. These items are uncertain, depend on various factors that are outside of QXO’s control, and could have a material impact on GAAP results for the applicable periods. For the same reasons, QXO is unable to address the probable significance of the unavailable information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the anticipated benefits of the acquired businesses and expected future financial position and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) risks related to the integration of acquired businesses, including Beacon, Kodiak and TopBuild, and the ability to realize anticipated synergies, cost savings, revenue growth and other benefits on the expected timeline or at all; (ii) the possibility that the building products distribution industry may experience reduced demand due to cyclical market conditions, changes in interest rates, reduced housing starts, or shifts in repair and remodel activity; (iii) the risk that QXO’s technology investments and deployment timelines may be delayed or may not produce the anticipated operational improvements; (iv) risks related to QXO’s ability to retain and attract key talent necessary to execute its transformation plan; (v) the risk that procurement savings, pricing optimization, private-label penetration, and cross-selling initiatives may not be achieved at the levels or on the timelines projected; (vi) the impact of competitive dynamics, including the entry of new competitors or the consolidation of existing competitors in the building products distribution market; (vii) macroeconomic conditions, including inflation, supply chain disruptions, labor market conditions, and geopolitical events; (viii) the risk that QXO’s leverage and capital structure may limit operational flexibility or increase vulnerability to adverse economic conditions; (ix) the risk that future tuck-in acquisitions may not be available on attractive terms or may not generate expected returns; (x) the impact of legislative, regulatory, economic, competitive or technological changes; and (xi) those risks and uncertainties set forth in QXO’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date of this document. QXO does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.